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                                                                    EXHIBIT 77D

ITEM 77D/77Q1(B)--POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

Effective on or about March 18, 2013, the Fund implemented a revised Rules-based Option Strategy that will seek to provide the Fund with greater investment flexibility in seeking its investment objective. Information regarding the change to the Fund's investment program was included in a Notice to Stockholders of the Fund which was filed with the Securities and Exchange Commission on January 16, 2013, as Exhibit 2 to Form 8-K (Accession
No. 0001193125-13-014673), and is incorporated herein by reference.